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                                                                   Exhibit 13(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form N-3 (File No. 2-74459) and related Prospectus and Statement of Additional Information of Franklin Life Money Market Variable Annuity Fund C of:

     (1) Our report dated February 1, 1995, accompanying the table of per-unit income and changes in accumulation unit value of Franklin Life Money Market Variable Annuity Fund C for each of the three years in the period ended December 31, 1994; and

     (2) Our report dated February 1, 1995, accompanying the consolidated statements of income, shareholder's equity and cash flows of The Franklin Life Insurance Company and Subsidiaries for the year ended December 31, 1994.

     We also consent to the references to our firm under the captions "Per Unit Income and Changes in Accumulation Unit Value" and "Experts".





                                        /s/ Coopers & Lybrand  L.L.P.

                                        COOPERS & LYBRAND   L.L.P.


Chicago, Illinois
April 28, 1997